UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34064

95-4546874

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On February 10, 2009, Ticketmaster Entertainment, Inc., a Delaware corporation (“Ticketmaster”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Live Nation, Inc., a Delaware corporation (“Live Nation”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Ticketmaster will merge with and into an indirect, wholly-owned subsidiary of Live Nation (“Merger Sub”), with Merger Sub continuing as the surviving entity and as an indirect, wholly-owned subsidiary of Live Nation (the “Merger”) and Live Nation continuing as the public parent of the combined companies.  The Merger has been approved by the Board of Directors of each of Ticketmaster and Live Nation.

Under the terms of the Merger Agreement, upon completion of the Merger, each outstanding share of Ticketmaster common stock will be converted into the right to receive 1.384 shares of Live Nation common stock (the “Exchange Ratio”), with the Exchange Ratio subject to adjustment to ensure that the aggregate number of shares of Live Nation common stock that the holders of securities representing 100% of the voting power of Ticketmaster capital stock issued and outstanding immediately prior to the consummation of the Merger are entitled to receive in the Merger represents 50.01% of the total voting power of the Live Nation capital stock issued and outstanding immediately following the consummation of the Merger.  Ticketmaster stock options and other equity awards will generally convert upon completion of the Merger into stock options and equity awards with respect to Live Nation common stock, after giving effect to the Exchange Ratio.

The Merger Agreement also provides that, upon consummation of the Merger, the Board of Directors of Live Nation will be made up of fourteen members, consisting of (1) seven designees of Ticketmaster (which (a) will include those directors (the “Liberty Directors”) designated by Liberty Media Corporation, a Delaware corporation (“Liberty”), pursuant to the Liberty Stockholder Agreement (as defined and described below) to the extent Liberty exercises its rights thereunder, and (b) at least three of whom, including at least one Liberty Director if two Liberty Directors are designated, will meet the independence standards of the New York Stock Exchange (the “NYSE”) with respect to Live Nation) and (2) seven designees of Live Nation (at least five of whom will meet the independence standards of the NYSE with respect to Live Nation).  In addition, following the closing of the Merger, the Audit, Compensation and Nominating Committees of the Board of Directors of Live Nation will consist of two directors designated by Ticketmaster and two directors designated by Live Nation.

Under the Merger Agreement, upon completion of the Merger, the Chairman of Ticketmaster will serve as Chairman of the Board of Directors of Live Nation, the Chief Executive Officer of Live Nation will serve as Chief Executive Officer of Live Nation and the Chief Executive Officer of Ticketmaster will serve as Executive Chairman of Live Nation.

Ticketmaster and Live Nation have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that Ticketmaster will convene and hold a meeting of the Ticketmaster stockholders to consider and vote upon the adoption of the Merger Agreement, (iv) that Live Nation will convene and hold a meeting of Live Nation stockholders to consider and vote upon the approval of the issuance of Live Nation common stock in the Merger and (v) that, subject to certain exceptions, the Ticketmaster Board of Directors and Live Nation Board of Directors will recommend the adoption of the Merger Agreement and the issuance of shares of Live Nation common stock, respectively, by their stockholders.  In addition, Ticketmaster and Live Nation have made certain additional customary covenants not to, including, among others, (a) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with, alternative business combination transactions.

Completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by Ticketmaster stockholders, (ii) approval by Live Nation stockholders of the issuance of Live Nation common stock in the Merger, (iii) receipt of the necessary consent of lenders party to the Ticketmaster credit facility to allow the facility to remain in effect after the consummation of the Merger with no default or event of default thereunder resulting from the Merger, (iv) absence of certain laws or orders of governmental authorities prohibiting the closing, (v) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations, (c) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (d) the absence of any event or development that would reasonably be excepted to have a material adverse effect on the other party.

The Merger Agreement contains termination rights for both Ticketmaster and Live Nation.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Ticketmaster will be required to pay to Live Nation, or Live Nation will be required to pay to Ticketmaster, a termination fee of $15 million plus the aggregate amount of reasonable and documented out-of-pocket expenses incurred by the party entitled to the termination fee.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  It is not intended to provide any other factual information about Ticketmaster, Live Nation or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties of each of Ticketmaster, on the one hand, and Live Nation, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Ticketmaster, on the one hand, and Live Nation, on the other hand. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Ticketmaster and Live Nation and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Liberty Stockholder Agreement

On February 10, 2009, Ticketmaster entered into a Stockholder Agreement (the “Liberty Stockholder Agreement”) with Live Nation, Liberty and Liberty USA Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Liberty (“Liberty Holdings”).  Pursuant to the terms of the Liberty Stockholder Agreement, Liberty will have the right to nominate up to two Liberty Directors to serve on the post-Merger Board of Directors of Live Nation.  Such right will be in effect from the date of the consummation of the Merger until the earlier of the date on which (i) the aggregate number of shares of Live Nation common stock beneficially owned by Liberty falls below 50% of the number of shares of Live Nation common stock that Liberty and its affiliates receive in the Merger or (ii) following the second anniversary of the closing of the Merger, the voting power of Live Nation equity securities beneficially owned by Liberty falls below 5% of the total voting power of the  outstanding Live Nation equity securities (such earliest date, the “Fall-Away Date”).  If Liberty designates two Liberty Directors, one of them must meet the independence standards of the NYSE with respect to Live Nation and, until the Fall-Away Date, one independent Liberty Director will be appointed to serve on the Audit Committee of the Board of Directors of Live Nation and one independent Liberty Director will be appointed to serve on the Compensation Committee of the Board of Directors of Live Nation.

The Liberty Stockholder Agreement also contains provisions relating to limitations on the ownership of Live Nation equity securities by Liberty and its affiliates following the Merger and on transfers of Live Nation equity securities and rights and obligations under the Liberty Stockholder Agreement following the Merger.

The foregoing description of the Liberty Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Liberty Stockholder Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Azoff Letter Agreement

In connection with the Merger Agreement, Ticketmaster entered into a letter agreement, dated as of February 10, 2009, with Mr. Irving Azoff, Chief Executive Officer of Ticketmaster, pursuant to which Ticketmaster agreed, prior to the consummation of the Merger, to redeem the shares of Series A Convertible Preferred Stock, par value $0.01, of Ticketmaster (the “Ticketmaster Series A Preferred Stock”) held by or on behalf of Mr. Azoff for a note (a) having terms comparable to the Ticketmaster Series A Preferred Stock (except that the note would not be convertible into shares of Ticketmaster common stock) and (b) resulting in legal, economic and tax treatment that, in the aggregate, will be no less favorable to Mr. Azoff than such treatment with respect to the Ticketmaster Series A Preferred Stock.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding: the growth of the North American concert industry; our market and growth opportunities; ticket sales trends information; our ticketing opportunity and strategies; and the amount of anticipated synergies and other benefits associated with the proposed transaction.

We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing our plans, the risk that markets do not evolve as anticipated, the possibility that artists may unexpectedly cancel or reschedule all or part of scheduled tours, the potential impact of the general economic slowdown, competition in the industry and challenges associated with building out our ticketing and digital media operations.

We refer you to the documents that Live Nation and Ticketmaster file from time to time with the SEC, specifically the section titled “Risk Factors” of Live Nation’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and Ticketmaster’s Form 10 and most recent Quarterly Report on Form 10-Q, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements by or concerning Live Nation or Ticketmaster are expressly qualified in their entirety by the cautionary statements above. Live Nation and Ticketmaster do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, Ticketmaster and Live Nation intend to file relevant materials with the SEC, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TICKETMASTER, LIVE NATION AND THE TRANSACTION.  The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Ticketmaster or Live Nation with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Live Nation’s Investor Relations at (310) 867-7000 or by accessing Live Nation’s investor relations website at www.livenation.com/investors; or (ii) by contacting Ticketmaster’s Investor Relations at (310) 360-2354 or by accessing Ticketmaster’s investor relations website at http://investors.ticketmaster.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

The proposed merger will be submitted to Ticketmaster’s and Live Nation’s stockholders for their consideration.  Live Nation will file a registration statement with the SEC, which will include a joint proxy statement/prospectus, and each of Ticketmaster and Live Nation may file other relevant documents concerning the proposed merger.  Stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information.  You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Ticketmaster and Live Nation, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, http://investors.ticketmaster.com and www.livenation.com/investors.

Ticketmaster, Live Nation and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction. Information about the executive officers and directors of Ticketmaster and the number of shares of Ticketmaster’s common stock beneficially owned by such persons as of April 30, 2008 is set forth in the registration statement on Form S-1 which was filed with the SEC on August 20, 2008. Information about the executive officers and directors of Live Nation and the number of shares of Live Nation’s common stock beneficially owned by such persons as of April 18, 2008 is set forth in the proxy statement for Live Nation’s 2008 Annual Meeting of Stockholders which was filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the direct and indirect interests of Ticketmaster, Live Nation and their respective executive officers and directors in the transaction by reading the joint proxy statement/prospectus regarding the transaction when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 10, 2009, by and among Ticketmaster Entertainment Inc., Live Nation, Inc. and, from and after its accession to the Agreement, Merger Sub (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Stockholder Agreement, dated as of February 10, 2009, by and among Live Nation, Inc., Liberty Media Corporation, Liberty USA Holdings, LLC and Ticketmaster Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:	/s/ Brian Regan
Name:	Brian Regan
Title:	Executive Vice President &
Chief Financial Officer

Date:  February 13, 2009

EXHIBIT LIST

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 10, 2009, by and among Ticketmaster Entertainment Inc., Live Nation, Inc. and, from and after its accession to the Agreement, Merger Sub (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Stockholder Agreement, dated as of February 10, 2009, by and among Live Nation, Inc., Liberty Media Corporation, Liberty USA Holdings, LLC and Ticketmaster Entertainment, Inc.